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                                                                   Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the reference to our firm under the caption "Experts" in this Amendment No. 1 to the Prospectus and Registration Statement on Form S-3 of Lakeland Financial Corporation for the registration of Lakeland Capital Trust Preferred Securities and to the incorporation by reference of our report dated January 16, 1997, with respect to the consolidated financial statements of Lakeland Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                       Crowe, Chizek and Company LLP

                                       /s/ Crowe, Chizek and Company LLP


South Bend, Indiana
August 8, 1997